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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-3 File Nos. 333-16341, 333-43085, 333-38574, 333-85144 and 333-85144-01
through -09; and Form S-8 File Nos. 33-55783, 33-57237, 33-61739, 333-03383,
333-06209, 333-16413, 333-16415, 333-28419, 333-59467, 333-62647, 333-78623,
333-94787, 333-94789 and 333-61670) of Lear Corporation and in the related Prospectus of our report dated January 27, 2003, with respect to the consolidated financial statements and schedules of Lear Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                               ERNST & YOUNG LLP

Troy, Michigan
March 18, 2003